UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            November 1, 2021

AMREP CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

850 West Chester Pike, Suite 205, Havertown, PA	19083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (610) 487-0905

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.10 par value	AXR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2021, AMREP Corporation (the “Company”) entered into an Employment Agreement with Christopher V. Vitale. Mr. Vitale is the President and Chief Executive Officer of the Company. Pursuant to the employment agreement,

•	Mr. Vitale will serve as the President and Chief Executive Officer of the Company for a base salary of not less than $335,000 per year.

•	The parties agreed to provisions relating to vacation, paid-time-off, office location, confidentiality, invention assignment, non-competition and non-solicitation.

•	Upon any termination of Mr. Vitale’s employment, the Company will pay and issue to Mr. Vitale any earned but unpaid base salary, the dollar value equivalent of the number of days of vacation and paid-time-off earned but not used, unreimbursed business expenses, unpaid bonus previously awarded by the Company and vested benefits, equity awards or payments (excluding any severance benefits or payments) payable or issuable under any policy or plan of the Company or under any equity award agreement or other arrangement between the Company and Mr. Vitale.

•	Upon any termination of Mr. Vitale’s employment due to the death of Mr. Vitale, the Company will pay to Mr. Vitale’s executors, administrators or personal representatives, an amount equal to his then-annual base salary which he would otherwise have earned for the month in which he dies and for three months thereafter.

•	Upon any termination of Mr. Vitale’s employment by Mr. Vitale for Good Reason or the Company without Cause and delivery by Mr. Vitale of a release of claims to the Company, the Company will pay or provide to Mr. Vitale (a) a lump sum amount equal to 200% of the highest of (i) Mr. Vitale’s annual base salary in effect immediately prior to the termination date, (ii) Mr. Vitale’s annual base salary in effect on the date 210 days prior to the termination date or (iii) in the event the termination of Mr. Vitale’s employment was for Good Reason, Mr. Vitale’s annual base salary in effect prior to the event constituting Good Reason; and (b) all restricted stock, stock options and other outstanding equity grants with respect to the Company that are held by Mr. Vitale immediately prior to the termination date will become fully vested and, as applicable, fully exercisable as of the termination date.

For purposes of the employment agreement, the term “Good Reason” means any of the following actions taken by the Company without Mr. Vitale’s consent: a diminution in base salary of more than five percent; the removal of Mr. Vitale as the President and Chief Executive Officer of the Company; a material diminution in Mr. Vitale’s authority, duties or responsibilities as the President and Chief Executive Officer of the Company; assigning any material new duties or responsibilities to Mr. Vitale in addition to those normally associated with his role as President and Chief Executive Officer of the Company; the Company ceasing to be a company subject to the periodic and current reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or ceasing to have its common stock traded on an exchange registered as a national securities exchange under Section 6 of the Securities Exchange Act of 1934, as amended; a requirement that Mr. Vitale relocate his office other than as permitted by the employment agreement; or the failure of the Company to observe or perform any of its obligations to Mr. Vitale under the employment agreement.

For purposes of the employment agreement, the term “Cause” means the failure of Mr. Vitale to observe or perform (other than by reason of illness, injury, disability or incapacity) any of the material terms or provisions of the employment agreement, conviction of a felony or other crime involving moral turpitude, misappropriation of funds of the Company, the commission of an act of dishonesty by Mr. Vitale resulting in or intended to result in wrongful personal gain or enrichment at the expense of the Company or a material breach (other than by reason of illness, injury, disability or incapacity) of any written employment or other policy of the Company.

•	Upon any termination of Mr. Vitale’s employment in connection with a long-term disability, by Mr. Vitale for Good Reason or by the Company without Cause, the Company will pay to Mr. Vitale a lump sum cash payment equal to 200% of the annual cost of medical and other health care benefits for Mr. Vitale, his spouse and his other dependents and an amount equal to the estimated federal, state and local income and FICA taxes related thereto.

•	Payments under the employment agreement may be adjusted as a result of section 409A and section 280G of the Internal Revenue Code of 1986, as amended.

•	In the event Mr. Vitale is made, or threatened to be made, a party to any legal action or proceeding, whether civil or criminal, including any governmental or regulatory proceedings or investigations, by reason of the fact that Mr. Vitale is or was a director or senior officer of the Company, the Company will defend, indemnify and hold harmless Mr. Vitale, and the Company will promptly pay or reimburse Mr. Vitale’s related expenses to the fullest extent contemplated or permitted from time to time by applicable law and required by the Company’s Certificate of Incorporation. During Mr. Vitale’s employment with the Company and after termination of any such employment for any reason, the Company will cover Mr. Vitale under the Company’s directors’ and officers’ insurance policy applicable to other officers and directors according to the terms of such policy, but in no event for a period of time to exceed six years after the termination date.

On November 1, 2021, the Company granted Mr. Vitale an option to purchase 50,000 shares of common stock of the Company under the AMREP Corporation 2016 Equity Compensation Plan (the “Plan”) with an exercise price of $14.24 per share, which was the closing price on the New York Stock Exchange on November 1, 2021. The option will become exercisable for 100% of the option shares on November 1, 2026 if Mr. Vitale is employed by, or providing service to, the Company on such date. Subject to the definitions in the Plan, in the event (a) Mr. Vitale has a termination of employment with the Company on account of death or disability, (b) the Company terminates Mr. Vitale’s employment with the Company for any reason other than cause or (c) of a change in control, then the option will become immediately exercisable for 100% of the option shares. The option has a term of ten years from the date of grant and terminates at the expiration of that period. The option automatically terminates upon (i) the expiration of the three month period after Mr. Vitale ceases to be employed by the Company, if the termination of his employment by Mr. Vitale or the Company is for any reason other than cause, (ii) the expiration of the one year period after Mr. Vitale ceases to be employed by the Company on account of Mr. Vitale’s disability, (iii) the expiration of the one year period after Mr. Vitale ceases to be employed by the Company, if Mr. Vitale dies while employed by the Company or (iv) the date on which Mr. Vitale ceases to be employed by the Company, if the termination is for cause. If Mr. Vitale engages in conduct that constitutes cause after Mr. Vitale’s employment terminates, the option immediately terminates. Notwithstanding the foregoing, in no event may the option be exercised after the date that is immediately before the tenth anniversary of the date of grant. Except as described above, any portion of the option that is not exercisable at the time Mr. Vitale has a termination of employment with the Company immediately terminates.

The foregoing description of the employment agreement and stock option grant is a summary only and is qualified in all respects by the provisions of such documents; copies of the employment agreement and stock option grant are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated November 1, 2021, by and between AMREP Corporation and Christopher V. Vitale.

10.2	Stock Option Grant, dated as of November 1, 2021, delivered by AMREP Corporation to Christopher V. Vitale.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP Corporation

Date: November 2, 2021	By:	/s/ Christopher V. Vitale
Name: Christopher V. Vitale
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated November 1, 2021, by and between AMREP Corporation and Christopher V. Vitale.

10.2	Stock Option Grant, dated as of November 1, 2021, delivered by AMREP Corporation to Christopher V. Vitale.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).